Exhibit 10.32

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into this 28th day of December, 2011, by and between WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC, a Georgia limited liability company (“Assignor”), and WELLS CORE REIT – FRANKLIN CENTER, LLC, a Delaware limited liability company (“Assignee”).

WHEREAS, Assignor and Principal Enhanced Property Fund, L.P., a Delaware limited partnership (“Seller”), entered into that certain Purchase and Sale Agreement dated December 16, 2011, (“Purchase Agreement”) for 100% of the common limited liability company interests in The Point at Clark Street REIT, LLC, a Delaware limited liability company (the “REIT”), which REIT is the sole member of the limited liability company that owns fee title to that certain real property known as Franklin Center, 6841 Benjamin Franklin Drive, Columbia, Maryland 21046 (the “Real Property”); and

WHEREAS, Assignor wishes to assign to Assignee its rights pursuant to the Purchase Agreement, relating to the purchase of those certain membership interests, and all interests relating thereto more particularly described in the Purchase Agreement.

NOW, THEREFORE, in consideration of the interests, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in and to the Purchase Agreement in order to expressly confer upon Assignee all of the benefits of a successor, assign or nominee of Assignor under the Purchase Agreement.

Nothing in this Assignment shall be deemed to release Assignor from being directly liable to Seller under the Purchase Agreement.

By executing this Assignment, Assignee hereby accepts the assignment of and assumes the obligations set forth in the Purchase Agreement, as aforesaid.

Assignor will indemnify, defend and hold harmless Seller for any damages, including attorneys’ fees and litigation costs from any suit, claim, demand or proceeding arising out of the Assignment or by a breach of this Assignment.

Assignor hereby covenants and warrants to Seller that Assignee is the only assignee of the Purchase Agreement and Assignee hereby covenants and warrants to Seller that (i) all documents executed by Assignee which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Assignee, and are or at the Closing will be legal, valid, and binding obligations of Assignee, and do not and at the Closing will not violate any provisions of any agreement to which Assignee is a party or to which it is subject; (ii) Assignee shall furnish all of the funds for the purchase of the Seller Interests (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Real Property) and such funds will not be from sources of funds or properties derived from any unlawful activity; and (iii) Assignee is a sophisticated investor with substantial experience in investing in assets of the same type as the Seller Interests and has such knowledge and experience in financial and business matters that Assignee is capable of evaluating the merits and risks of an investment in the Seller Interests.

This Assignment shall be governed by and construed in accordance with the laws of the state in which the Real Property is located without regard to choice of law rules. This Assignment may be executed in multiple counterparts (including via facsimile or electronic “.pdf” counterparts) each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the date and year first set forth herein.

ASSIGNOR:

WELLS CORE OFFICE INCOME REIT ADVISORY SERVICES, LLC,
a Georgia limited liability company

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Senior Vice President

ASSIGNEE:

WELLS CORE REIT – FRANKLIN CENTER, LLC,
a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its managing member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

		By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Executive Vice President

Signature Page to Assignment and Assumption of Purchase and Sale Agreement

CONSENTED TO BY SELLER:

PRINCIPAL ENHANCED PROPERTY FUND, L.P.,
a Delaware limited partnership

By:	PRINCIPAL ENHANCED PROPERTY FUND GP, LLC,
a Delaware limited liability company, its general partner

	By:	PRINCIPAL REAL ESTATE INVESTORS, LLC,
a Delaware limited liability company, its sole member

		By:	/s/ David L. Graves
		Name:	David L. Graves
		Title:	Senior Development Manager

		By:	/s/ Kristine Soliday
		Name:	Kristine Soliday
		Title:	Investment Director – Capital Markets

Signature Page to Assignment and Assumption of Purchase and Sale Agreement